                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 13, 2004, accompanying the consolidated financial  statements  and  schedules  included  in the Annual  Report of United
Capital  Corp.  and  Subsidiaries  on Form 10-K for the year ended  December 31,
2003. We hereby consent to the  incorporation by reference of said report in the
Registration  Statements of United Capital Corp. on Forms S-8 (Registration Nos.
33-28045,  33-65140,  333-28395,  333-57873  and  333-98645),  pertaining to the
Incentive and  Non-Qualified  Stock Option Plan, as amended,  and the 1988 Joint
Incentive and Non-Qualified Stock Option Plan, as amended.

/s/ GRANT THORNTON LLP

Melville, New York
March 22, 2004